UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2020

DRAFTKINGS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38908	84-4052441
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Berkeley Street, 5th Floor

Boston, MA 02116

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (617) 986-6744

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	DKNG	The Nasdaq Stock Market LLC
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share (the “Warrants”) (1)	N/A (1)	N/A (1)

(1) DraftKings Inc. filed a Form 25 on July 20, 2020 to delist and deregister its Warrants. The delisting became effective on June 30, 2020 and the Warrants are no longer trading on Nasdaq. The deregistration of the Warrants under Section 12(b) of the Securities Exchange Act of 1934 will be effective 90 days, or such shorter period as the Securities and Exchange Commission may determine, after filing of the Form 25.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On October 9, 2020, DraftKings Inc. (the “Company”) completed an underwritten public offering (the “Offering”) of 36,800,000 shares of its Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), pursuant to the terms of an Underwriting Agreement (the “Underwriting Agreement”), dated October 6, 2020, with Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC, as representatives of the several underwriters named therein, and certain selling stockholders of the Company named therein (the “Selling Stockholders”). The Company sold 20.8 million shares of its Class A common stock and the Selling Stockholders sold 16 million shares of Class A common stock, each at a public offering price of $52.00 per share for a total offering size of $1.91 billion. 4.8 million of the shares of such Class A Common Stock sold in the Offering represented the full exercise of the underwriters’ option to purchase additional shares from the Company pursuant to the Underwriting Agreement.

The shares of Class A Common Stock in the Offering were offered on a combined prospectus filed as part of the Registration Statement on Form S-1 (Commission File No. 333-249299), as amended by Amendment No. 1 to the Registration Statement on Form S-1, which was declared effective by the Securities and Exchange Commission on October 6, 2020, as amended by the Registration Statement on Form S-1 (Commission File No. 333-249355), filed pursuant to the Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”), on October 6, 2020. The Company received proceeds from the Offering of approximately $1.06 billion (net of underwriting discounts and commissions). As described in the prospectus, the Company intends to use the proceeds for general corporate purposes. The Company did not receive any proceeds from the sale of Class A Common Stock offered and sold by the Selling Stockholders.

The Underwriting Agreement contains customary representations, warranties, covenants, indemnification obligations of the Company, the Selling Stockholders and the Underwriters, including for liabilities under the Securities Act, and other obligations of the parties. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated October 6, 2020, by and among DraftKings Inc., Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC, as representatives of the several underwriters named therein, and certain selling stockholders of the Company named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRAFTKINGS INC.

Date: October 9, 2020	By:	/s/ R. Stanton Dodge
	Name:	R. Stanton Dodge
	Title:	Chief Legal Officer and Secretary